UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 24, 2015


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                       001-35245                20-2835920
 -------------------------         ------------------        ----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                   -----------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     On August 24, 2015, Synergy Resources Corporation hired James P. Henderson as its Executive Vice President of Finance and Chief Financial Officer.

     Mr. Henderson, age 50, was the Chief Financial Officer for Kodiak Oil and Gas Corp. between 2007 and 2014. Whiting Petroleum Corporation acquired Kodiak on December 8, 2014. Mr. Henderson has over 25 years of industry experience and holds a Bachelor's degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University.

     Mr. Henderson is entitled to receive annual base compensation of $375,000, an award of 75,000 shares of restricted stock, which will vest in five equal annual installments beginning on the grant date, and options to acquire 150,000 shares of the Company's common stock. The options will vest in five equal annual installments beginning on the grant date, and will have a ten year term. The shares and options will be granted when the Company's shareholders approve an increase to the number of shares issuable pursuant to the Company's stock bonus and option plans. The exercise price of the options will also be set on the grant date. Mr. Henderson is also eligible to enroll in the Company's 401(k) plan and health insurance plan. The Company will pay Mr. Henderson's health insurance premiums and will also contribute $250 to Mr. Henderson's Health Savings Account.

     The Company also announced the opening of a corporate office in Denver located at 1625 Broadway, Suite 300, Denver, CO 80202 and the addition of the following persons to its management team:

     o Mike Eberhard, VP of Completions. Mr. Eberhard is a Petroleum Engineer with over 30 years of experience including management positions with Anadarko and Halliburton. Mr. Eberhard has spent the past four years as Completion Manager at Anadarko, overseeing completion operations in the Wattenberg Field in Colorado. Prior to that he spent nearly 30 years with Halliburton, ten as Technical Manager and 20 years in other managerial, technical, and sales positions. Mr. Eberhard holds a Bachelor's of Science degree in Mechanical Engineering from Montana State University and is an active member of the Society of Petroleum Engineers.

     o Cathleen Osborn, VP and General Counsel. Ms. Osborn is a corporate attorney with nearly 30 years of experience working in the oil and gas industry. Most recently she was in-house counsel for Whiting Petroleum and prior to that was in-house counsel for Kodiak Oil & Gas Corp. Ms. Osborn received her J. D. degree from the University of Denver School of Law.

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     o    Barry Myhr, Business  Development Land Manager.  Mr. Myhr has 15 years of experience in managing land assets in the DJ Basin. The past eight years he has held the position of Land Negotiator/Supervisor for Noble Energy Inc. and prior to that time was with Patina Oil and Gas
          Corporation, which was acquired by Noble Energy. Mr. Myhr has a Bachelor's of Science degree from the University of Colorado (College of Finance and Business) and is a Certified Professional Landman.

     In connection with the appointment of Mr. Henderson on August 24, 2015, Frank L. Jennings resigned as the Company's Chief Financial Officer. Mr. Jennings will remain as the Company's Chief Accounting Officer.

Item 8.01   Other Events.

     On August 25, 2015, the Company issued a press release announcing the appointment of Mr. Henderson, the opening of its Denver office, and the new members of its management team. A copy of the press release is filed with this report as Exhibit 99.

Item 9.01   Financial Statements and Exhibits.

Exhibit
Number     Description of Document
------     -----------------------

   99      Press release dated August 25, 2015.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SYNERGY RESOURCES CORPORATION


Dated:  August 25, 2015             By: /s/ William E. Scaff, Jr.
                                        --------------------------------------
                                        William E. Scaff, Jr.
                                        Co-Chief Executive Officer







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